                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 17, 1998





                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


 North Carolina                    340-23520                    56-1714315
 (State or other             (Commission File No.)            I.R.S. Employer
  jurisdiction                                             Identification Number
of incorporation)



             4709 Creekstone Drive, Riverbirch Building, Suite 200,
                       Durham, North Carolina 27703-8411
                    (Address of principal executive offices)



                                 (919) 941-2000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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Item 5.  Other Events.

         On December 15, 1998, Quintiles Transnational Corp. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with QELS Corp., a Tennessee corporation and a wholly-owned subsidiary of the Company ("Merger Sub") and ENVOY Corporation, a Tennessee corporation ("ENVOY"), which provides for ENVOY to merge with and into Merger Sub (the "Merger") in a pooling of interests transaction.

         Under the Agreement, each outstanding share of ENVOY common stock, par value $0.01 per share ("ENVOY Common Stock") and each outstanding share of ENVOY Series B Convertible Preferred Stock, liquidation preferred $10.75 per share ("ENVOY Preferred Stock") would be exchanged for 1.166 shares of Company common stock, par value $0.01 per share ("Company Common Stock"). At December 14, 1998, 24,374,795 shares of ENVOY Common Stock and common stock equivalents were outstanding and ENVOY had approximately 3.5 million outstanding options, which as a result of the Merger will become exercisable for Company Common Stock. The Merger is expected to be tax-free to ENVOY shareholders. Consummation of the Merger is subject to certain conditions, including the approval of the Merger by the shareholders of the Company and of ENVOY and the receipt of required regulatory approvals, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Prior to the meeting of the ENVOY shareholders, the Agreement may be terminated by the Company if the Company's stock price rises above $71.50 per share or by ENVOY if the Company's stock price falls below $40.00 per share for a specified period. Upon completion, the Company will nominate three ENVOY members for election to the Company's Board of Directors.

         In connection with the Agreement, the directors and holders of ENVOY Preferred Stock (together, the "Shareholders") entered into a Stock Voting Agreement with the Company, whereby the Shareholders agreed to vote their ENVOY stock (constituting approximately 16% of total outstanding) in favor of the Merger (the "Stock Voting Agreement").

         The foregoing descriptions of the Agreement and the Stock Voting Agreement, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the Agreement and the Stock Voting Agreement, attached as exhibits hereto. A press release issued by the Company on December 16, 1998 announcing the execution of the Agreement is also attached hereto as Exhibit 99.02 and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.

Exhibit Number    Description of Exhibit
--------------    ----------------------

 2.01             Agreement and Plan of Merger, dated as of December 15, 1998, among Quintiles Transnational Corp., QELS Corp., and ENVOY Corporation

99.01             Stock Voting Agreement, dated December 15, 1998, between Quintiles
                  Transnational Corp. and certain shareholders of ENVOY Corporation.

99.02             Press Release, dated December 16, 1998 of Quintiles Transnational
                  Corp.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  QUINTILES TRANSNATIONAL CORP.



                                  By: /s/ Rachel R. Selisker
                                      ------------------------------------------
Dated: December 17, 1998              Rachel R. Selisker
                                      Chief Financial Officer and Executive Vice
                                      President Finance



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                                  EXHIBIT INDEX


Exhibit Number    Description of Exhibit
--------------    ----------------------

 2.01             Agreement and Plan of Merger, dated as of December 15, 1998, among Quintiles Transnational Corp., QELS Corp., and ENVOY Corporation

99.01             Stock Voting Agreement, dated December 15, 1998, between Quintiles
                  Transnational Corp. and certain shareholders of ENVOY Corporation.

99.02             Press Release, dated December 16, 1998 of Quintiles Transnational
                  Corp.